UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 542-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 8.01.	Other Events.

On June 1, 2021, CareTrust REIT, Inc. (the “Company”) issued a press release announcing CTR Partnership, L.P.’s and CareTrust Capital Corp.’s (together with CTR Partnership, L.P., the “Issuers”) intent to offer, subject to market and other conditions, $400.0 million aggregate principal amount of senior unsecured notes due 2028 (the “2028 Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on June 1, 2021, the Issuers gave conditional notice of optional full redemption pursuant to the Indenture, dated as of May 24, 2017 (the “Base Indenture”), by and among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated May 24, 2017 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated May 7, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “2025 Notes Indenture”), in each case, by and among the Issuers, the guarantors party thereto and the Trustee, that, subject to the satisfaction or waiver of specified conditions precedent, the Issuers have elected to redeem (the “Redemption”) on July 1, 2021 (the “Redemption Date”) all $300.0 million aggregate principal amount of their outstanding 5.25% Senior Notes due 2025 (the “2025 Notes”).

The redemption price with respect to any redeemed 2025 Note will be equal to 102.625% of the principal amount of such 2025 Note, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date. The Redemption is subject to and conditioned upon the Issuers deposit with the Trustee of funds from one or more debt financing transactions in an amount sufficient to pay the redemption price plus accrued and unpaid interest, if any, on the 2025 Notes up to, but not including, the Redemption Date (the “Financing Condition”). The Redemption will not occur in the event that the Financing Condition has not been satisfied or waived by the Issuers in their sole discretion.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

This Current Report on Form 8-K does not constitute an offer to sell, the solicitation of an offer to buy, an offer to purchase or a solicitation of an offer to sell any securities, including the 2025 Notes or the 2028 Notes, nor shall it constitute an offer, solicitation, sale or purchase in any jurisdiction in which such offer, solicitation, sale or purchase is unlawful. This Current Report on Form 8-K does not constitute a notice of redemption under the 2025 Notes Indenture.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 1, 2021, announcing the proposed offering of the 2028 Notes

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer